EXHIBIT 10.12

TERMINATION AND RELEASE AGREEMENT

(AGENCY EXPLOITATION AGREEMENT – COLOURED INDUSTRY TECHNOLOGY)

THIS TERMINATION AND RELEASE AGREEMENT dated for reference the 28th day of February, 2006,

BETWEEN:

THE COLOURED INDUSTRY TECHNOLOGY PARTNERSHIP 2 LLP a limited liability partnership whose principal address is 4 Bedford Row, London WC1R 4DF, England (the “Licensor”); and

COLOURED INDUSTRY LIMITED, a limited company registered in England & Wales whose business address is at Suite 5.15, 130 Shaftesbury Avenue, London England (the “Agent”)

WHEREAS the following terms set out the agreement between the Licensor and the Agent, in connection with the termination of an Agency Exploitation Agreement (the “Agency Exploitation Agreement”) between the Licensor and the Agent dated effective August 6, 2003 whereby the Licensor provided the Agent with the right to commercially exploit the intellectual property rights to the technology and software that relates to the Coloured Industry Technology, including all future upgrades.

NOW THEREFORE in consideration of the respective covenants and agreements of the parties contained herein, the sum of one Pound Sterling (“GBP”) paid by each party hereto to each of the other parties and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto), it is agreed as follows:

1.

Termination of Agency Exploitation Agreement. Effective as of the date first written above the Agency Exploitation Agreement is hereby terminated, and is null and void and of no further force or effect.

2.

No Claims / No Pledge of Claims. The parties each warrant, represent, acknowledge and agree to and with each other that they have no outstanding claims under the Agency Exploitation Agreement or otherwise, against the any of the other parties to this Agreement and that none of them has heretofore received, or agreed to, any assignment, transfer, lien, security interest, encumbrance or hypothecation by pledge to any other person of any of his rights, claims, demands, causes of action or damages that are the subject matter of this Agreement.

3.

Non-Disclosure of the Terms of this Agreement. The parties each agree with the other parties to this Agreement that the terms of this Agreement are not to be revealed to anyone except for the purposes of obtaining financial or other professional advice. Further, each of the parties agree that they will not directly or indirectly make any statements about any of the other parties in any manner that could be considered disparaging or negative or directly or indirectly make any statements about the terms of this Agreement other than to communicate any statement of facts agreed to in writing in advance by each and all of the parties.

4.

Return of Property. The Agent will return forthwith all property of the Licensor now in his possession, including but not limited to all papers, plans, materials, software and any and all documents of the Licensor.

5.

Release of Agent and Licensor. In consideration of the foregoing the parties hereby release and forever discharge each other and their directors, employees, officers and representatives, of and from all manner of actions, causes of action, suits, debts, accounts, covenants, contracts, claims and demands whatsoever, whether or not now known, suspected or claimed, which the other party has had, now has or which his legal personal representatives, heirs, executors, administrators or assigns or any of them, hereafter can, shall or may have against the other party or its directors, employees, officers and representatives, by reason of any cause, matter or thing whatsoever arising in connection with the Agency Exploitation Agreement including, without limitation, the termination of the Agency Exploitation Agreement.

6.

No Other Agreements. Each of the parties hereto acknowledges and represents to the other that this Agreement is executed without reliance upon any agreement, promise, statement or representation by or on behalf of any of the other parties hereto except as set forth herein, and each of the parties hereto acknowledges that no other party hereto nor any agent of such party has made any promises, representations or warranties whatsoever, whether expressed or implied, which are not contained herein in writing concerning the matters herein set forth.

7.

Legal Advice. The Parties acknowledge that they have each been requested to obtain independent legal advice with respect to the entering into of this Agreement and have been provided with sufficient time to obtain such legal advice.

8.

Counterparts. This Agreement may be executed in as many counterparts as may be necessary and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the date as of the day and year first above written.

IN WITNESS WHEREOF the parties have duly executed this Termination and Release Agreement as of the date first written above.

THE COLOURED INDUSTRY TECHNOLOGY PARTNERSHIP 2 LLP

/s/ Paul Carter
Per:
Authorized Representative and
Designated Partner

COLOURED INDUSTRY LIMITED

/s/ Lars Brannvall
Per:
Authorized Signatory